                                                                    Exhibit 23.2


                           CONSENT OF ERNST & YOUNG


     We consent to the incorporation by reference in this registration statement pertaining to the Davox Corporation 1991 Employee Stock Purchase Plan, 1996 Stock Plan and 2000 Stock Option Plan of our report dated February 28, 1998 with respect to the financial statements of AnswerSoft, Inc. included in Davox Corporation's Annual Report (Form 10-K) for the year ended December 31, 1999 filed with the Securities Exchange Commission.



                                           /s/ Ernst & Young LLP



                                           ERNST & YOUNG LLP



Dallas, Texas
July 27, 2000